UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-33733	26-1231235
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that effective August 10, 2010, Robert P. Rose has been appointed as a director of the Company and its subsidiary, The LaPorte Savings Bank (the “Bank”).  Mr. Rose, age 49, is the President of Harbour Trust & Investment Management Company (“Harbour”) located in Michigan City, Indiana.  Mr. Rose has served with Harbour since 1997.  The Company’s Board of Directors has not determined which, if any, board committees Mr. Rose will serve on. The full text of the press release announcing Mr. Rose’s appointment to the Company's Board of Directors is set forth in Exhibit 99.1.

Item 5.03                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2010, the Board of Directors of the Company amended the Company's bylaws to increase the number of directors of the Company from nine to ten members.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits: Exhibit No. Description 99.1 Press Release Dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	LAPORTE BANCORP, INC

DATE: August 10, 2010	By: /s/ Lee A. Brady
Lee A. Brady
President and Chief Executive Officer